UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 19, 2010 (March 18, 2010)
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 19, 2010, the Company completed the court-approved sale of substantially all of its assets to Champion Enterprises Holdings, LLC (collectively “Purchasers”). In connection with the closing of the Sale, directors Peterson, Belsky, Griffiths, and Madden resigned effective immediately. In addition, in connection with the closing of the Sale, the Company entered an Engagement Letter with Jack B. Fishman and Associates, P.C. to administer the Debtors’ estate.
Item 5.03 Amendments to Articles of Incorporation or Bylaws
On March 18, 2010, section 5.01 of the bylaws of the Company was amended to reduce the minimum number of required Directors to one.
Item 8.01. Other Events.
On March 19, 2010, the Purchasers issued a press release announcing it had acquired substantially all assets of the Company (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ Roger K. Scholten (contemporaneous with closing)
Roger K. Scholten
Authorized Signatory

Date: March 19, 2010